                             UNDERWRITING AGREEMENT

                                                               DECEMBER 13, 1995

Tenneco Inc.
P.O. Box 2511
Houston, Texas 77252-2511

Dear Sirs:

  The undersigned manager or managers (being herein called the "Manager" whether one or more) understand that Tenneco Inc., a Delaware corporation (the "Company"), proposes to issue and sell $300,000,000 aggregate principal amount of 7 1/4% Debentures due 2025 (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell, and the underwriter or underwriters named below (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the principal amounts of such Offered Securities set forth below opposite their names at 99.125% of their principal amount (together with accrued interest, if any, from December 15, 1995, to the date of payment and delivery):

                                                                     PRINCIPAL
                               NAME                                    AMOUNT
                               ----                                 ------------
Morgan Stanley & Co. Incorporated.................................. $100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ................  100,000,000
J. P. Morgan Securities Inc........................................  100,000,000
                                                                    ------------
    Total.......................................................... $300,000,000
                                                                    ============

  The underwriters will pay for such Offered Securities upon delivery thereof at the office of Morgan Stanley & Co. Incorporated, New York, N.Y., at 10:30 A.M., New York time, on December 18, 1995, or at such other time, not later than December 22, 1995, as shall be designated by the Manager. Payment will be made in immediately available funds to an account designated by the Company.

  The Offered Securities shall have the following terms:

    Maturity: December 15, 2025

    Interest Rate: 7 1/4%

    Redemption provisions: The Offered Securities will not be redeemable prior to maturity.

    Sinking Fund: None

    Interest Payment Dates: June 15 and December 15, commencing June 15, 1996

  You have advised the Company that you propose to make a public offering of the Offered Securities as soon as in your judgment is advisable. The Company is further advised by you that the Offered Securities are to be offered to the public initially at 100% of the principal amount thereof -- the public offering price -- and accrued interest, if any, and to certain dealers selected by you at a price which represents a concession not in excess of .50% of the principal amount thereof under the public offering price, and that you may allow, and such dealers may reallow, a concession, not in excess of .25% of the principal amount thereof, to certain other dealers.

  All the provisions contained in the document entitled Tenneco Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated December 12, 1995, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. The term "Registration Statement" as used in the Underwriting Agreement shall be deemed to include the registration statement covering the Offered Securities, and the terms "Basic Prospectus" and "Prospectus" shall as so used be modified accordingly.

  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

  Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          MORGAN STANLEY & CO.
                                                   INCORPORATED

                                          MERRILL LYNCH & CO.

                                          J. P. MORGAN SECURITIES INC.

                                          By MORGAN STANLEY & CO.
                                                      INCORPORATED

                                             By
                                                _______________________________
                                                Vice President

Accepted: December 13, 1995

TENNECO INC.

By
  -------------------------------
  Senior Vice President

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